Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 3rd QUARTER 2007 EARNINGS
     Rockland, Massachusetts (October 11, 2007). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $8.3 million and diluted earnings per share of $0.60 for the quarter ended September 30, 2007. This represents an increase of $0.02, or 3.5%, on a per share basis, from the $0.58 recorded in the same quarter a year ago. Net income for the quarter decreased $244,000 as compared to the same period last year. For the nine months ended September 30, 2007, net income was $20.7 million and diluted earnings per share were $1.45, a decrease of $4.1 million, or $0.18 per diluted share, as compared to net income of $24.7 million and diluted earnings per share of $1.63 for the nine months ended September 30, 2006.
     Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2007 and 2006 as indicated by the table below. In an effort to provide investors information regarding the Company’s results, the Company has disclosed certain non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

Dollars in Thousands, Except Per Share Data	Nine Months Ended
	September 30,
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION	2007	2006	$ Variance	% Variance
NET INCOME (GAAP)	$20,651	$24,749	(4,098)	-16.56%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	590	—	590	100.00%
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	1,150	(1,150)	-100.00%
Less — BOLI Benefit Proceeds	—	(1,316)	1,316	100.00%
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	264	—	264	100.00%
Add — Litigation Settlement, net of tax	885	—	885	100.00%

NET OPERATING EARNINGS (NON-GAAP)	$22,390	$24,583	(2,193)	-8.92%

Diluted Operating Earnings Per Share	$1.57	$1.62	(0.05)	-3.09%

     Net operating earnings were $22.4 million or $1.57 on a per diluted share basis for the nine months ending September 30, 2007, compared to net operating earnings and diluted earnings per share for the nine months ending September 30, 2006 of $24.6 million and $1.62, respectively, which represents a decrease of $2.2 million or $0.05 per diluted share. There were no non-core items recorded during the current or year ago quarters.
     Comparing the three months ended September 30, 2007 to the same period last year, net interest income decreased $1.6 million, or (6.0%), as anticipated due to the strategic repositioning of the balance sheet. For the nine months ended September 30, 2007 net interest income decreased $6.3 million, or (8.0%), from the year ago period.
     In April 2007, the Company wrote-off approximately $907,000 of unamortized issuance costs related to a refinance of $25.0 million of Trust Preferred securities which the Company called on April 30, 2007. Excluding the write-off of the debt issuance costs, net interest income decreased $5.3 million from the comparative nine month period in 2006, with the decrease primarily attributable to a smaller average balance sheet.
     The net interest margin for the three and nine month periods ended September 30, 2007 was 3.98% and 3.89%, respectively. Excluding the debt issuance costs write-off, the net interest margin was 3.94% for the nine month period ending September 30, 2007 as compared to 3.89% for the nine months ended September 30, 2006. See the tables below for reconciliations of net interest income and the net interest margin as adjusted.

	Three Months Ended		Nine Months Ended
Dollars in Thousands	September 30,		September 30,
	2007	2006	2007	2006

Net Interest Income GAAP	$24,270	$25,829	$71,692	$77,944
Add — Write-Off of Debt Issuance Cost	—	—	907	—

Net Interest Income as Adjusted	$24,270	$25,829	$72,599	$77,944

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net Interest Margin GAAP	3.98%	3.89%	3.89%	3.89%
Add — Write-Off of Debt Issuance Cost	—	—	0.05%	—

Net Interest Margin as Adjusted	3.98%	3.89%	3.94%	3.89%

     The Company’s allowance for loan losses as a percentage of loans remained the same at 1.32% at both September 30, 2007 and December 31, 2006. The provision for loan losses was $300,000 and $1.8 million for the quarter and nine month period ending September 30, 2007, respectively, compared to $530,000 and $1.6 million for the year ago comparative periods. Net charge-offs were $758,000 and $2.4 million for the three and nine months of 2007, respectively, as compared to $527,000 and $1.5 million for the three and nine months of 2006, respectively.
     Non-interest income increased by $671,000, or 9.5%, and by $2.9 million, or 13.8%, during the three and nine months ended September 30, 2007, respectively, as compared to the same periods in the prior year. Excluding the losses on sale of securities and Bank Owned Life Insurance (“BOLI”) benefit net proceeds recognized during 2006, non-interest income grew by $2.4 million, or 11.4%, in the nine month period ending September 30, 2007, when compared to 2006. See the table below for a reconciliation of non-interest income as adjusted.

	Nine Months Ended
	September 30,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$23,552	$20,691	$2,861	13.83%
Add — Net Loss on Sale of Securities	—	1,769	($1,769)	-100.00%
Less — BOLI Benefit Proceeds	—	(1,316)	$1,316	-100.00%

Non-Interest Income as Adjusted	$23,552	$21,144	$2,408	11.39%

➢	Service charges on deposit accounts increased by $85,000, or 2.3%, and by $43,000, or 0.4%, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006.

➢	Wealth management revenue increased by $438,000, or 30.5%, and by $1.4 million, or 30.5%, for the three and nine months ended September 30, 2007, as compared to the same period in 2006. Investment management revenue increased by $351,000, or 26.3%, and $892,000, or 21.7%, for the three and nine months ended September 30, 2007. Assets under administration at September 30, 2007 were $1.1 billion, an increase of $361.7 million, or 48.6%, as compared to September 30, 2006. Retail wealth management revenue improved by $86,000, or 87.2%, and $480,000, or 127.2%, for the three and nine months ended September 30, 2007, due to a change in the model of origination and an increase in sales.

➢	Mortgage banking income increased by $97,000, or 18.4%, and $223,000, or 11.2%, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006. The balance of the mortgage servicing asset was $2.2 million and loans serviced amounted to $263.7 million as of September 30, 2007.

➢	BOLI income decreased for the nine month period by $1.3 million, or (48.2%), due to the BOLI death benefit proceeds received during 2006.

➢	There were no gains or losses on the sale of securities during the third quarter of 2007 or 2006 nor during the first nine months of 2007. A $1.8 million loss on the sale of securities was recorded for the nine months ended September 30, 2006.

➢	Other non-interest income increased by $32,000, or 3.4%, and $769,000, or 29.7%, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006, largely attributable to the revenue associated with the 1031 deferred tax exchange business acquired in 2007.
     Non-interest expense increased by $1.2 million, or 6.2%, and $4.8 million, or 7.9%, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006. Excluding executive early retirement costs and the litigation settlement, non-interest expense increased $3.1 million, or 5.0%, for the nine months ending September 30, 2007, as compared to the same period in 2006. See the table below for a reconciliation of non-interest expense as adjusted.

	Nine Months Ended
	September 30,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$65,925	$61,091	$4,834	7.91%
Less — Executive Early Retirement Costs	(406)	—	(406)	-100.00%
Less — Litigation Settlement	(1,361)	—	(1,361)	-100.00%

Non-Interest Expense as Adjusted	$64,158	$61,091	$3,067	5.02%

➢	Salaries and employee benefits increased by $1.0 million, or 8.4%, and $3.2 million, or 9.0%, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006. Included in salaries and benefits for the nine month period are executive early retirement costs amounting to $406,000 recorded in the first quarter 2007. The remaining increase in salaries and benefits is attributable to annual merit increases, the Compass Exchange Advisors acquisition at the beginning of 2007, commissions, and other new hires to support growth initiatives.

➢	Data processing and facilities management expense decreased by $88,000, or (7.6%), and increased by $106,000, or 3.3%, for the three and nine month periods ending September 30, 2007, respectively, as compared to the same periods in 2006. The increases in the year to date period are largely due to the outsourcing of the Bank’s computer support beginning in the second quarter of 2006.

➢	Other non-interest expense increased by $289,000, or 6.7%, and $1.5 million, or 10.9%, for the three and nine month periods ending September 30, 2007, respectively, as compared to the same periods in 2006. The increase for the nine month period is primarily attributable to the previously mentioned $1.4 million litigation settlement recorded in the second quarter of 2007.
The Company’s tax rate was 21% and 25% in the third quarter and year-to-date periods ended September 30, 2007, respectively. Management is pleased with the implementation of its New Markets Tax Credit program and expects a full year 2007 tax rate of 25%.
     Total assets decreased by $153.3 million, or (5.4%), from $2.8 billion at December 31, 2006 to $2.7 billion at September 30, 2007. This decrease is as a result of intentional decreases in the Company’s security portfolio and certain loan categories due to a combination of the flat yield curve environment and the profitability characteristics of these asset classes.
➢	Securities decreased by $38.5 million, or (7.4%), during the nine months ending September 30, 2007. This decrease resulted mainly from calls of securities and normal portfolio amortization. The ratio of securities to total assets as of September 30, 2007 was 17.9%, as compared to 18.3% at December 31, 2006. The Company purchased $30.0 million in securities in the third quarter of 2007, consisting primarily of mortgage back securities purchased to replace scheduled maturities in the fourth quarter.

➢	Total loans decreased by $36.7 million, or (1.8%), during the nine months ended September 30, 2007. The decrease was partially offset by an increase in total business loans of $32.4 million, or 3.0%, with commercial real estate comprising most of the change with an increase of $22.9 million, or 3.1%. Business banking loans totaled $66.7 million at September 30, 2007, an increase of $6.8 million, or 11.3%, from December 31, 2006. Home equity loans increased $22.3 million, or 8.1%, during the nine months ended September 30, 2007. Consumer auto loans decreased $38.5 million, or (18.6%) and total residential real estate loans decreased $50.2 million, or (12.6%), during the first nine months of 2007.

     Total deposits of $2.0 billion at September 30, 2007 reflected a managed decrease of $76.2 million, or (3.7%), compared to December 31, 2006, consistent with balance sheet funding needs. For the three month period deposits decreased by $37.9 million, or (1.9%), reflecting fluctuations in IOLTA and municipal balances.
     Borrowings decreased by $62.7 million, or (12.7%), during the nine months ending September 30, 2007, of which $25.8 million relates to the previously mentioned call of the $25.0 million in Trust Preferred securities as a part of the Company’s debt refinancing strategy. The remaining decrease is due to the excess cash flow from the securities portfolio and certain loan categories being used to decrease wholesale borrowing.
     The Company reported return on average assets and return on average equity in the third quarter of 2007 of 1.24% and 15.57%, respectively, as compared to 1.17% and 15.56% for the same period in 2006.
     Stockholders’ equity at September 30, 2007 totaled $214.2 million, as compared to $229.8 million at December 31, 2006. The Tier 1 leverage capital ratio at September 30, 2007 was 8.01%, maintaining the Company’s well-capitalized position.
     As previously announced on December 14, 2006, the Company’s Board of Directors approved a common stock repurchase program to repurchase up to 1,000,000 shares of the Company’s outstanding common stock. On August 14, 2007, the Company completed its repurchase plan with a total of 1,000,000 shares of common stock repurchased at a weighted average price of $30.70. With the completion of this repurchase program, the Company has repurchased a total of 1.8 million shares of common stock since January 2006, a reduction of approximately 12% in shares outstanding.
     The allowance for loan losses was $26.2 million at September 30, 2007 as compared with $26.8 million at December 31, 2006. Nonperforming assets totaled $6.6 million at September 30, 2007, and $7.2 million reported at December 31, 2006 (0.25% of total assets in both periods).
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 12, 2007. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 256746. The web cast replay will be available until January 12, 2008 and the telephone replay will be available until October 19, 2007.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.7 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

						September 30, 2007 vs.
CONSOLIDATED BALANCE SHEETS	September 30,	December 31,	$	%	June 30,	June 30, 2007%
	2007	2006	Variance	Change	2007	Variance	Change

Assets
Cash and Due From Banks	$60,003	$62,773	(2,770)	-4.41%	$62,208	(2,205)	-3.54%
Fed Funds Sold and Short Term Investments	408	75,518	(75,110)	-99.46%	1,000	(592)	-59.20%
Securities
Trading Assets	1,725	1,758	(33)	-1.88%	1,703	22	1.29%
Securities Available for Sale	414,994	417,088	(2,094)	-0.50%	394,915	20,079	5.08%
Securities Held to Maturity	45,870	76,747	(30,877)	-40.23%	47,568	(1,698)	-3.57%
Federal Home Loan Bank Stock	16,260	21,710	(5,450)	-25.10%	16,260	0	0.00%

Total Securities	478,849	517,303	(38,454)	-7.43%	460,446	18,403	4.00%

Loans
Commercial and Industrial	178,112	174,356	3,756	2.15%	172,383	5,729	3.32%
Commercial Real Estate	763,436	740,517	22,919	3.09%	751,142	12,294	1.64%
Commercial Construction	118,653	119,685	(1,032)	-0.86%	116,029	2,624	2.26%
Business Banking	66,668	59,910	6,758	11.28%	66,109	559	0.85%
Residential Real Estate	334,188	378,368	(44,180)	-11.68%	343,416	(9,228)	-2.69%
Residential Construction	6,219	7,277	(1,058)	-14.54%	5,675	544	9.59%
Residential Loans Held for Sale	6,938	11,859	(4,921)	-41.50%	10,841	(3,903)	-36.00%
Consumer — Home Equity	299,312	277,015	22,297	8.05%	288,271	11,041	3.83%
Consumer — Auto	168,363	206,845	(38,482)	-18.60%	178,895	(10,532)	-5.89%
Consumer — Other	46,302	49,077	(2,775)	-5.65%	48,209	(1,907)	-3.96%

Total Loans	1,988,191	2,024,909	(36,718)	-1.81%	1,980,970	7,221	0.36%
Less — Allowance for Loan Losses	(26,192)	(26,815)	623	-2.32%	(26,650)	458	-1.72%

Net Loans	1,961,999	1,998,094	(36,095)	-1.81%	1,954,320	7,679	0.39%

Bank Premises and Equipment	38,011	37,316	695	1.86%	38,020	(9)	-0.02%
Goodwill and Core Deposit Intangible	58,372	56,535	1,837	3.25%	58,452	(80)	-0.14%
Other Assets	77,981	81,380	(3,399)	-4.18%	84,052	(6,071)	-7.22%

Total Assets	$2,675,623	$2,828,919	(153,296)	-5.42%	$2,658,498	17,125	0.64%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$493,678	$490,036	3,642	0.74%	$500,924	(7,246)	-1.45%
Savings and Interest Checking Accounts	566,728	577,443	(10,715)	-1.86%	580,897	(14,169)	-2.44%
Money Market	433,996	455,737	(21,741)	-4.77%	444,787	(10,791)	-2.43%
Time Certificates of Deposit	519,743	567,128	(47,385)	-8.36%	525,479	(5,736)	-1.09%

Total Deposits	2,014,145	2,090,344	(76,199)	-3.65%	2,052,087	(37,942)	-1.85%

Borrowings
Federal Home Loan Bank Borrowings	282,626	305,128	(22,502)	-7.37%	231,215	51,411	22.24%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	91,693	108,248	(16,555)	-15.29%	94,199	(2,506)	-2.66%
Junior Subordinated Debentures	51,547	77,320	(25,773)	-33.33%	51,547	0	0.00%
Other Borrowings	5,043	2,953	2,090	70.78%	1,070	3,973	371.31%

Total Borrowings	430,909	493,649	(62,740)	-12.71%	378,031	52,878	13.99%

Total Deposits and Borrowings	2,445,054	2,583,993	(138,939)	-5.38%	2,430,118	14,936	0.61%
Other Liabilities	16,375	15,143	1,232	8.14%	16,318	57	0.35%
Stockholders’ Equity	214,194	229,783	(15,589)	-6.78%	212,062	2,132	1.01%

Total Liabilities and Stockholders’ Equity	$2,675,623	$2,828,919	(153,296)	-5.42%	$2,658,498	17,125	0.64%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Quarter Ended				Year to Date
	September 30,			Percent	September 30,			Percent
	2007	2006	Variance	Change	2007	2006	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$679	$577	102	17.68%	$1,412	$729	683	93.69%
Interest and Dividends on Securities	5,302	7,500	(2,198)	-29.31%	16,808	22,471	(5,663)	-25.20%
Interest on Loans	33,871	34,732	(861)	-2.48%	101,358	101,517	(159)	-0.16%

Total Interest Income	39,852	42,809	(2,957)	-6.91%	119,578	124,717	(5,139)	-4.12%

INTEREST EXPENSE
Interest on Deposits	11,119	11,229	(110)	-0.98%	33,029	29,093	3,936	13.53%
Interest on Borrowed Funds	4,463	5,751	(1,288)	-22.40%	14,857	17,680	(2,823)	-15.97%

Total Interest Expense	15,582	16,980	(1,398)	-8.23%	47,886	46,773	1,113	2.38%

Net Interest Income	24,270	25,829	(1,559)	-6.04%	71,692	77,944	(6,252)	-8.02%
Less — Provision for Loan Losses	300	530	(230)	-43.40%	1,775	1,630	145	8.90%

Net Interest Income after Provision for Loan Losses	23,970	25,299	(1,329)	-5.25%	69,917	76,314	(6,397)	-8.38%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,754	3,669	85	2.32%	10,695	10,652	43	0.40%
Wealth Management	1,876	1,438	438	30.46%	5,870	4,497	1,373	30.53%
Mortgage Banking Income	623	526	97	18.44%	2,217	1,994	223	11.18%
BOLI Income	498	479	19	3.97%	1,413	2,729	(1,316)	-48.22%
Net Loss/Gain on Sale of Securities	—	—	—	—	—	(1,769)	1,769	-100.00%
Other Non-Interest Income	969	937	32	3.42%	3,357	2,588	769	29.71%

Total Non-Interest Income	7,720	7,049	671	9.52%	23,552	20,691	2,861	13.83%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,103	12,088	1,015	8.40%	39,269	36,024	3,245	9.01%
Occupancy and Equipment Expenses	2,395	2,378	17	0.71%	7,556	7,618	(62)	-0.81%
Data Processing and Facilities Management	1,078	1,166	(88)	-7.55%	3,368	3,262	106	3.25%
Other Non-Interest Expense	4,630	4,341	289	6.66%	15,732	14,187	1,545	10.89%

Total Non-Interest Expense	21,206	19,973	1,233	6.17%	65,925	61,091	4,834	7.91%

INCOME BEFORE INCOME TAXES	10,484	12,375	(1,891)	-15.28%	27,544	35,914	(8,370)	-23.31%

PROVISION FOR INCOME TAXES	2,172	3,819	(1,647)	-43.13%	6,893	11,165	(4,272)	-38.26%

NET INCOME	$8,312	$8,556	(244)	-2.85%	20,651	$24,749	(4,098)	-16.56%

BASIC EARNINGS PER SHARE	$0.60	$0.58		3.45%	1.46	$1.65		-11.52%
DILUTED EARNINGS PER SHARE	$0.60	$0.58		3.45%	1.45	$1.63		-11.04%
BASIC AVERAGE SHARES	13,787,598	14,696,065		-6.18%	14,121,843	15,014,292		-5.94%
DILUTED AVERAGE SHARES	13,900,053	14,874,498		-6.55%	14,256,558	15,180,017		-6.08%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.98%	3.89%		2.31%	3.89%	3.89%		0.00%
Return on Average Assets	1.24%	1.17%		5.98%	1.02%	1.13%		-9.73%
Return on Average Equity	15.57%	15.56%		0.06%	12.55%	14.72%		-14.74%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,312	$8,556	(244)	-2.85%	20,651	$24,749	(4,098)	-16.56%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	—			590	—
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	—			—	1,150
Less — Net Gain on Sale of Securities, net of tax	—	—			—	—
Less — BOLI Benefit Proceeds, net of tax	—	—			—	(1,316)
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	—			264	—
Add — Litigation Settlement	—	—			885	—

NET OPERATING EARNINGS	$8,312	$8,556	(244)	-2.85%	22,390	$24,583	(2,193)	-8.92%

Diluted Earnings Per Share, on an Operating Basis	$0.60	$0.58		3.45%	1.57	$1.62		-3.09%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended September 30,
		2007				2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$408	$50,936	$679	5.33%	$44,168	$577	5.23%
Securities:
Trading Assets	1,725	1,704	10	2.35%	1,534	12	3.13%
Taxable Investment Securities	427,196	407,429	4,765	4.68%	564,393	6,884	4.88%
Non-taxable Investment Securities (1)	49,928	49,882	811	6.50%	56,266	929	6.60%

Total Securities:	478,849	459,015	5,586	4.87%	622,193	7,825	5.03%

Loans (1)	1,988,191	1,971,023	33,993	6.90%	2,038,194	34,846	6.84%
Total Interest-Earning Assets	$2,467,448	$2,480,974	$40,258	6.49%	$2,704,555	$43,248	6.40%

Cash and Due from Banks	60,003	58,484			59,846
Other Assets	148,172	148,915			152,524

Total Assets	$2,675,623	$2,688,373			$2,916,925

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$566,728	$574,239	$2,072	1.44%	$555,666	$1,326	0.95%
Money Market	433,996	465,302	3,585	3.08%	520,632	4,055	3.12%
Time Deposits	519,743	521,884	5,462	4.19%	582,526	5,848	4.02%

Total interest-bearing deposits:	1,520,467	1,561,425	11,119	2.85%	1,658,824	11,229	2.71%
Borrowings:
Federal Home Loan Bank Borrowings	$282,626	$249,698	$2,806	4.50%	$340,400	$3,700	4.35%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	91,693	96,145	703	2.92%	122,842	926	3.02%
Junior Subordinated Debentures	51,547	51,547	862	6.69%	51,546	1,117	8.67%
Other Borrowings	5,043	5,839	92	6.30%	708	8	4.52%

Total Borrowings:	430,909	403,229	4,463	4.43%	515,496	5,751	4.46%

Total Interest-Bearing Liabilities	$1,951,376	$1,964,654	$15,582	3.17%	$2,174,320	$16,980	3.12%

Demand Deposits	493,678	496,253			505,134

Other Liabilities	16,375	13,978			17,473

Total Liabilities	$2,461,429	$2,474,885			$2,696,927
Stockholders’ Equity	214,194	213,488			219,998

Total Liabilities and Stockholders’ Equity	$2,675,623	$2,688,373			$2,916,925

Net Interest Income			$24,676			$26,268

Interest Rate Spread (2)				3.32%			3.28%

Net Interest Margin (3)				3.98%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,014,145	$2,057,678	$11,119		$2,163,958	$11,229
Cost of Total Deposits				2.16%			2.08%
Total Funding Liabilities, including Demand Deposits	$2,445,054	$2,460,907	$15,582		$2,679,454	$16,980
Cost of Total Funding Liabilities				2.53%			2.53%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $406 and $439 for the three months ended September 30, 2007 and 2006, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Nine Months Ended September 30,
		2007				2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$408	$35,242	$1,412	5.34%	$19,469	$729	4.99%
Securities:
Trading Assets	1,725	1,681	33	2.62%	1,562	31	2.65%
Taxable Investment Securities	427,196	424,797	15,143	4.75%	595,510	20,504	4.59%
Non-taxable Investment Securities (1)	49,928	51,765	2,511	6.47%	58,594	2,978	6.78%

Total Securities:	478,849	478,243	17,687	4.93%	655,666	23,513	4.78%
Loans (1)	1,988,191	1,987,015	101,720	6.83%	2,044,053	101,820	6.64%

Total Interest-Earning Assets	$2,467,448	$2,500,500	$120,819	6.44%	$2,719,188	$126,062	6.18%

Cash and Due from Banks	60,003	59,583			59,842
Other Assets	148,172	148,683			151,815

Total Assets	$2,675,623	$2,708,766			$2,930,845

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$566,728	$575,451	$5,866	1.36%	$563,270	$3,234	0.77%
Money Market	433,996	467,490	10,635	3.03%	528,893	10,906	2.75%
Time Deposits	519,743	534,087	16,528	4.13%	556,514	14,953	3.58%

Total interest-bearing deposits:	1,520,467	1,577,028	33,029	2.79%	1,648,677	29,093	2.35%
Borrowings:
Federal Home Loan Bank Borrowings	$282,626	$246,896	$8,266	4.46%	$379,621	$12,031	4.23%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	91,693	100,347	2,288	3.04%	112,726	2,261	2.67%
Junior Subordinated Debentures	51,547	62,781	4,187	8.89%	51,546	3,352	8.67%
Other Borrowings	5,043	2,493	116	6.20%	1,120	36	4.29%

Total Borrowings:	430,909	412,517	14,857	4.80%	545,013	17,680	4.33%

Total Interest-Bearing Liabilities	$1,951,376	$1,989,545	$47,886	3.21%	$2,193,690	$46,773	2.84%

Demand Deposits	493,678	485,922			494,762

Other Liabilities	16,375	13,881			18,182

Total Liabilities	$2,461,429	$2,489,348			$2,706,634
Stockholders’ Equity	214,194	219,418			224,211

Total Liabilities and Stockholders’ Equity	$2,675,623	$2,708,766			$2,930,845

Net Interest Income			$72,933			$79,289

Interest Rate Spread (2)				3.23%			3.34%

Net Interest Margin (2)				3.89%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,014,145	$2,062,950	$33,029		$2,143,439	$29,093
Cost of Total Deposits				2.13%			1.81%
Total Funding Liabilities, including Demand Deposits	$2,445,054	$2,475,467	$47,886		$2,688,452	$46,773
Cost of Total Funding Liabilities				2.58%			2.32%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,241 for the nine months ended September 30, 2007 and $1,345 for the nine months ended September 30, 2006.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	September 30,	December 31,	September 30,
	2007	2006	2006
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$562	$872	$642
Business Banking Loans	$342	$74	$117
Commercial Real Estate Loans	$2,677	$2,346	$3,004
Residential Real Estate Loans	$1,224	$2,318	$1,838
Installment Loans — Home Equity	$747	$358	$406
Installment Loans — Auto	$651	$703	$791
Installment Loans — Other	$148	$308	$60

Total Nonperforming Loans	$6,351	$6,979	$6,858

Other Real Estate Owned	$245	$190	$190
Nonperforming Assets	$6,596	$7,169	$7,048

Net charge-offs (year to date)	$2,397	$2,159	$1,454
Net charge-offs to average loans (annualized)	0.16%	0.11%	0.09%

Nonperforming Loans/Gross Loans	0.32%	0.34%	0.33%
Allowance for Loan Losses/Nonperforming Loans	412.41%	384.22%	390.99%
Loans/Total Deposits	98.71%	96.87%	94.07%
Allowance for Loan Losses/Total Loans	1.32%	1.32%	1.31%

Financial Ratios
Book Value per Share	$15.61	$15.65	$15.15
Tangible Capital/Tangible Asset	5.95%	6.25%	5.76%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.51%	6.76%	6.26%
Tangible Book Value per Share	$11.35	$11.80	$11.29
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.41	$12.78	$12.28

Capital Adequacy
Tier one leverage capital ratio (1)	8.01%	8.05%	7.78%

(1)	Estimated number for September 30, 2007
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.